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                                                                    EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT
                            ------------------------

                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of this 3rd day of December, 1996, by and among Kirtland Capital Partners II L.P., an Ohio limited partnership (the "Buyer"), PVC Container Corporation, a Delaware corporation (the "Company"), and Rimer Anstalt, a Liechtenstein anstalt (the "Seller").

                                    RECITALS
                                    --------

                  A. The Company has 7,004,705 shares of common stock, par value $.01 per share (the "Shares"), issued and outstanding;

and

                  B. The Seller is the sole record and beneficial owner of 4,367,415 Shares (the "Purchase Shares"); and

                  C. The Seller is willing to sell, and the Buyer is willing to purchase, all of the Purchase Shares on the terms set forth herein;

                              OPERATIVE PROVISIONS
                              --------------------

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, conditions and agreements herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:



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                                    ARTICLE I

                    PURCHASE AND SALE OF THE PURCHASE SHARES
                    ----------------------------------------

                   1.1 SALE OF THE PURCHASE SHARES. At the Closing (as hereinafter defined), the Seller shall sell, convey, transfer and deliver to the Buyer and the Buyer shall purchase and acquire from the Seller, the Purchase Shares free and clear of any and all liens, pledges, charges, proxies, equities, encumbrances, contracts, commitments, title retention agreements, restrictions on transfer (except under applicable securities laws), security interests, warrants, options, rights or adverse claims of others of any nature with respect thereto (collectively, the "Liens").

                   1.2 PURCHASE PRICE. At the Closing and in consideration for the Purchase Shares, the Buyer shall pay to the Seller the aggregate sum of U.S. $17,469,660 (the "Purchase Price") by wire transfer of immediately available funds to such account of the Seller as the Seller shall specify in writing to the Buyer.

                                   ARTICLE II

                            CLOSING AND CLOSING DATE
                            ------------------------

                  2.1 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York on December 12, 1996 subject to the satisfaction or waiver of each of the conditions set forth in
Article IX hereof or such other time and place as the Buyer, the

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Company and the Seller shall agree (such date is referred to in this Agreement as the "Closing Date").

                  2.2 DELIVERIES AT THE CLOSING. At the Closing, (a) the Seller shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 6.1 hereof, (b) the Company shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 6.3 hereof, and (c) the Buyer shall deliver to the Seller the Purchase Price as provided in Section 6.2 hereof.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

                  The Seller hereby represents and warrants to the Buyer as follows:

                  3.1 CORPORATE STATUS. The Seller is an anstalt duly organized, validly existing and in good standing under the laws of Liechtenstein. The Seller has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Seller has heretofore made available to the Buyer true, correct and complete copy of its Statutes.

                  3.2 AUTHORITY AND CAPACITY FOR AGREEMENTS. The Seller has all requisite power, authority and capacity to execute and deliver this Agreement and to carry out and perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate


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action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller enforceable in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  3.3 NONCONTRAVENTION. Neither the execution, delivery and performance by the Seller of this Agreement and the consummation (in accordance with the terms hereof) of the transactions contemplated hereby, nor compliance by the Seller with any of the provisions hereof will violate, conflict with, or result in (with or without the giving of notice or the lapse of time or both) a default under or a breach or violation of, any provision of (a) the Statutes of the Seller, (b) any mortgage, indenture, lease, contract, deed, agreement or other instrument to which the Seller is a party or by which it is bound or to which any of its properties or assets is subject, (c) any law, rule or regulation of any governmental body (whether domestic or foreign), or (d) any order, judgment or decree of any court or other governmental body (whether domestic or foreign). Except as otherwise provided in SCHEDULE 3.3 attached hereto, no consent, approval, authorization, order, filing, registration, declaration or qualification of or with any court, governmental body (whether domestic or foreign) or third person is required to be obtained


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by or on behalf of the Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  3.4 TITLE TO THE PURCHASE SHARES. The Seller is the sole record and beneficial owner of the Purchase Shares, free and clear of any and all Liens. The Purchase Shares represent (a) all of the Shares owned, directly or indirectly, by the Seller or any of its Affiliates (as hereinafter defined), and (b) 63% of the issued and outstanding Shares. Each of the Purchase Shares has been duly and validly authorized and issued and is fully paid and non-assessable. Neither the Seller nor any of its Affiliates has, directly or indirectly, any outstanding rights, options, warrants, conversion rights, calls, puts or agreements of any nature to purchase or acquire any Shares from the Company or any other person or entity. The Seller is not a party to any (a) voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Shares, or (b) option, warrant, purchase right or other contract or commitment that requires the Seller to sell, transfer or otherwise dispose of any of the Purchase Shares (other than pursuant to this Agreement). Upon the delivery of and payment for the Purchase Shares as provided in this Agreement, the Buyer shall acquire good, marketable and valid title to the Purchase Shares, free and clear of any and all Liens. For purposes of this Agreement, "Affiliate" of any person or entity means any person or entity directly or indirectly controlling, controlled by, or under common control with, any such person or entity.


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                   3.5 NO BROKERS. Neither the Seller nor any Affiliate of the
Seller has retained or been approached by any broker, finder or agent in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

                   The Company hereby represents and warrants to the Buyer as follows:

                  4.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on SCHEDULE 4.1 attached hereto, which are the only jurisdictions in which the Company is required to be so qualified. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has heretofore made available to the Buyer true, correct and complete copies of its Certificate of Incorporation and By-Laws.

                  4.2 SUBSIDIARIES. SCHEDULE 4.2 attached hereto identifies each entity in which the Company owns, directly or indirectly, any shares of capital stock or other equity securities (collectively, the "Subsidiaries"). SCHEDULE
4.2 includes for each Subsidiary (a) the name of such Subsidiary, (b) the authorized capital stock of such Subsidiary and the number of shares of such stock owned, directly or indirectly, by


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the Company, and (c) the jurisdiction of incorporation of such Subsidiary. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable. No bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of any Subsidiary may vote ("Subsidiary Voting Debt") are issued or outstanding. Except as set forth in SCHEDULE 4.2, there are outstanding: (a) no shares of capital stock, Subsidiary Voting Debt or other voting securities of any Subsidiary; (b) no securities of any Subsidiary convertible into, or exchangeable or exercisable for, shares of capital stock of any Subsidiary, Subsidiary Voting Debt or other voting securities of any Subsidiary, and (c) no options, warrants, calls, puts, rights (including, without limitation, preemptive rights), commitments or agreements to which any Subsidiary is a party or by which it is bound, in any case obligating any Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock of any Subsidiary or other voting securities of any Subsidiary, or obligating any Subsidiary to grant, execute or enter into any such option, warrant, call, put, right, commitment or agreement. Except as otherwise disclosed on SCHEDULE 4.2 attached hereto, the Company, directly or indirectly, has good and marketable title to, and is the sole legal and beneficial owner of, all of the issued and outstanding


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shares of capital stock of each Subsidiary, free and clear of any and all Liens.
Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth on SCHEDULE
4.2 and is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on SCHEDULE 4.2 attached hereto, which are the only jurisdictions in which any such Subsidiary is required to be qualified. Each Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                   4.3 AUTHORITY AND CAPACITY FOR AGREEMENT. The Company has all requisite power, authority and capacity to execute and deliver this Agreement and to carry out and perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                   4.4 NONCONTRAVENTION. Neither the execution, delivery and performance by the Company of this Agreement and the


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consummation (in accordance with the terms hereof) of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof will violate, conflict with, or result in (with or without the giving of notice or the lapse of time or both) a default under or a breach or violation of, any provision of (a) the Certificate of Incorporation or By-Laws of the Company, (b) any mortgage, indenture, lease, contract, deed, agreement or other instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, (c) any law, rule or regulation of any governmental body (whether domestic or foreign), or (d) any order, judgment or decree of any court or other governmental body (whether domestic or foreign). Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any agreement or other instrument providing for the payment of any benefit as a result of the consummation of the transactions contemplated hereby. Except as otherwise provided in SCHEDULE 4.4 attached hereto, no consent, approval, authorization, order, filing, registration, declaration or qualification of or with any court, governmental body (whether domestic or foreign) or third person is required to be obtained by or on behalf of the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                   4.5 CAPITAL STRUCTURE. The authorized capital stock of the Company consists solely of (a) 10,000,000 shares of common stock, par value $.01 per share, of which 7,004,705 are issued and outstanding, and (b) 1,000,000 shares of preferred stock, par


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value $1.00 per share, of which none are issued and outstanding. There are no employment, executive termination or similar agreements providing for the issuance of any shares of capital stock of the Company. No bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Company's stockholders may vote (the "Company Voting Debt") are issued or outstanding. Except as set forth in this
Section 4.5, there are outstanding: (a) no Shares, Company Voting Debt or other voting securities of the Company; (b) no securities of the Company convertible into, or exchangeable or exercisable for, Shares, Company Voting Debt or other voting securities of the Company; and (c) no options, warrants, calls, puts, rights (including, without limitation, preemptive rights), commitments or agreements to which the Company is a party or by which it is bound, in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Company Voting Debt or other voting securities of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, put, right, commitment or agreement. There are not any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Shares that will limit in any way the


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solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company.

                  4.6 SEC FILINGS. Each report, schedule, registration statement and definitive proxy statement filed by the Company (the "Company SEC Documents") with the Securities and Exchange Commission (the "SEC") complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principals ("GAAP") applied on a consistent basis during the periods involved and present fairly, in all material respects, in accordance with applicable requirements of GAAP the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated subsidiaries for the periods presented therein.


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                  4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents, since September 30, 1996, the business of the Company has been carried on only in the ordinary and usual course and there has not been any adverse change in its business, results of operations or financial condition.

                  4.8 COMPLIANCE WITH APPLICABLE LAWS. To the knowledge of the Company, the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental bodies necessary for the lawful conduct of their respective businesses (the "Company Permits"). To the knowledge of the Company and except as disclosed in the Company SEC Documents, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body. To the knowledge of the Company, no investigation or review by any governmental body with respect to the Company or any of its Subsidiaries is pending or threatened.

                  4.9 LITIGATION. To the knowledge of the Company and except as disclosed in the Company SEC Documents, there is no suit, action or proceeding pending or threatened against or affecting the Company or any Subsidiary of the Company, nor is there any written judgement, decree, injunction, rule or order of any governmental body or arbitrator outstanding against the Company or any Subsidiary of the Company, which is reasonably likely to result in a material adverse effect on the Company or its ability to consummate the transactions contemplated hereby.


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                  4.10 TAXES. (a) To the knowledge of the Company, except as set forth in SCHEDULE 4.10(A), (i) all Tax (as hereinafter defined) returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority (as hereinafter defined) with respect to any Pre-Closing Tax Period (as hereinafter defined) by or on behalf of the Company or any Subsidiary (collectively, the "Returns") have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable laws; (ii) as of the time of filing, the Returns correctly reflected the facts regarding the income, business, assets, operations, activities and status of the Company and its Subsidiaries; (iii) all Taxes shown as due and payable on the Returns that have been filed have been timely paid, or withheld and remitted to the appropriate Taxing Authority; (iv) the reserves established for Taxes with respect to the Company and its Subsidiaries for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the books of the Company and its Subsidiaries (excluding any provision for deferred income taxes) are adequate in accordance with GAAP; (v) neither the Company nor any Subsidiary is delinquent in the payment of any Tax or has requested any extension of time within which to file any Return except for extensions granted as a matter of right; (vi) neither the Company nor any Subsidiary (or any member of any affiliated, consolidated, combined or unitary group of which the Company or any Subsidiary is or has been a member) has granted


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any extension or waiver of the statute of limitations period applicable to any
Return, which period (after giving effect to such extension or waiver) has not yet expired; (vii) there is no action, suit or proceeding now pending and no claim, audit or investigation now pending or any action, suit, claim, audit or investigation threatened against or with respect to the Company or any Subsidiary in respect of any Tax; (viii) neither the Company nor any Subsidiary owns any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property; (ix) none of the Company, any Subsidiary or any other person on behalf of the Company or any Subsidiary has entered into any agreement or consent pursuant to Section 341(f) of the Code; (x) there are no Liens for Taxes upon the assets of the Company or any Subsidiary except Liens for current Taxes not yet due; (xi) neither the Company nor any Subsidiary will be required to include any adjustment in taxable income for any Post-Closing Tax Period (as hereinafter defined) under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of the Company or any Subsidiary for any Pre-Closing Tax Period; and (xii) neither the Company nor any Subsidiary has been a member of an affiliated, consolidated, combined or unitary group or participated in any other arrangement whereby any income,


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revenues, receipts, gain or loss of the Company or any Subsidiary was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset or liability of any other person or entity. To the knowledge of the Company, except as set forth on
SCHEDULE 4.10(A), neither the Company nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation or sharing of Taxes with any entity which is not, either directly or indirectly, a Subsidiary of the Company (a "Tax Sharing Agreement").

                  (b) SCHEDULE 4.10(b) contains a list of all jurisdictions (whether foreign or domestic) to which any Tax imposed on overall net income is properly payable by the Company or any Subsidiary. The Company has previously delivered or made available to Buyer true, correct and complete copies of its federal income tax returns for each of the fiscal years ended December 31, 1990 through December 31, 1995.

                  (c) For purposes of this Agreement, (i) "Tax" shall mean (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company or any Subsidiary, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority


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(domestic or foreign) responsible for the imposition of any such tax (a "Taxing
Authority"), (b) any liability of the Company or any Subsidiary for the payment of any amounts of any of the types described in clause (a) above as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Company or any Subsidiary for payment of such amounts was determined or taken into account with reference to the liability of any other person, and (c) liability of the Company or any Subsidiary for the payment of any amounts as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other person; (ii) "Pre-Closing Tax Period" shall mean any Tax period (or portion thereof) ending on or before the close of business on the Closing Date; and (iii) "Post-Closing Tax Period" shall mean any Tax period (or portion thereof) ending after the close of business on the Closing Date.

                  4.11     PENSION AND BENEFIT PLANS; ERISA.

                  To the knowledge of the Company, SCHEDULE 4.11 attached hereto contains a true and complete list of each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of current, former and retired employees (the "Company ERISA Plans") and each other material plan, contract, program or arrangement


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maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of current, former and retired employees and directors (the "Company Benefit Arrangements"). To the knowledge of the Company, each Company ERISA Plan and each Company Benefit Arrangement complies in all material respects with its terms and all applicable laws, including ERISA, and no "reportable event," "prohibited transaction" or breach of fiduciary duty (within the meaning of ERISA) or termination has occurred with respect to any Company ERISA Plan under circumstances which present a risk of any material liability to any governmental authority or other person. To the knowledge of the Company, none of the Company ERISA Plans or Company Benefit Arrangements is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or a "multiple employee plan" within the meaning of Section 413(c) of the Code or Section 4063 of ERISA. To the knowledge of the Company, no event has occurred which would cause the Company to incur (i) any liability to the Pension Benefit Guaranty Corporation under Section 4069 of ERISA or (ii) any withdrawal liability to a "multiemployer plan." Copies or descriptions of each Company ERISA Plan and Company Benefit Arrangement (and, where applicable, the most recent summary plan description, actuarial report, determination letter, annual report (Form 5500) and trust agreement relating to such Company ERISA Plan and Company Benefit Arrangement), and such other information as has been reasonably requested by Buyer, have been made available to Buyer for review prior to the date hereof. To the knowledge of the Company, each Company ERISA Plan and each


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Company Benefit Arrangement intended to qualify under section 401(a) of the
Code, is so qualified, and each trust maintained in connection with each such plan is tax exempt under Code ss. 501(a). To the knowledge of the Company, the Internal Revenue Service ("IRS") has issued favorable determination letters with respect to the qualification of each qualified Company ERISA Plan and each qualified Company Benefit Arrangement and related trust, and the IRS has not taken any action to revoke any such letter. To the knowledge of the Company, if and to extent applicable, no Company ERISA Plan and no Company Benefit Arrangement has or has incurred an accumulated funding deficiency within the meaning of ERISA section 302 or Code section 412, nor has any waiver of the minimum funding standards of ERISA section 302 and Code section 412 been requested of or granted by the IRS with respect to any Company ERISA Plan or Company Benefit Arrangement, nor has any lien in favor of any such plan arisen under Code section 412(n) or ERISA section 302(f). To the knowledge of the Company, with respect to any insurance policy providing funding for benefits under any Company ERISA Plan or Company Benefit Arrangement, there is no liability of the Company in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, there will be no such liability arising wholly or partially out of events occurring prior to the execution of this Agreement, nor would there be any such liability if the Company cancelled such policy as of the execution of this Agreement.

                  4.12     ENVIRONMENTAL MATTERS.

                  (a)      For purposes of this Agreement:


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                           (i) "Environmental Law" means any applicable law
                  regulating or prohibiting Releases into any part of the environment (indoor or outdoor), or pertaining to the protection of natural resources or the environment including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. section 6901, et seq.), the Clean Water Act (33 U.S.C. section 1251, et seq.), the Clean Air Act (33 U.S.C. section 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. section 7401, et seq.) and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. section 136, et seq.), and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws are in effect on the date hereof;

                           (ii) "Hazardous Material" means any substance,
                  material or waste which is regulated by any public or governmental body in the jurisdictions in which the Company or any of its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or


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                  "toxic substance" under any provision of any Environmental
                  Law;

                           (iii) "Release" means any release, spill, effluent,
                  emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, any property owned, operated or leased by the Company or any of its Subsidiaries; and

                           (iv) "Remedial Action" means all actions, including,
                  without limitation, any capital expenditures, required by a governmental body or required under any Environmental Law, or voluntarily undertaken to (a) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (b) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (c) perform preremedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (d) achieve or maintain compliance with any Environmental Law.

                  (b) To the knowledge of the Company, the operations of the Company and its Subsidiaries have complied and currently comply with all Environmental Laws. Except as set forth in


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SCHEDULE 4.12 attached hereto, neither the Company nor any of its Subsidiaries has received any notice with respect to any of its facilities of any alleged violation of any Environmental Law or any possible liability or remediation obligation arising under any Environmental Law.

                   (c) To the knowledge of the Company, the Company and its Subsidiaries are not subject to any outstanding orders, judgments, agreements or contracts with or issued by any governmental body or other person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material except as described in SCHEDULE 4.12 attached hereto.

                   4.13 NO BROKERS. Neither the Company nor any Affiliate of the Company has retained or been approached by any broker, finder or agent in connection with this Agreement or the transactions contemplated hereby.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                   -------------------------------------------

                   The Buyer hereby represents and warrants to the Seller and the Company as follows:

                   5.1 CORPORATE STATUS. The Buyer is a limited partnership duly formed and existing under the laws of the State of Ohio.

                   5.2 AUTHORITY AND CAPACITY FOR AGREEMENT. The Buyer has all requisite power, authority and capacity to execute and deliver this Agreement and to carry out and perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the valid and legally binding obligation of the Buyer enforceable in accordance with its terms except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  5.3 NONCONTRAVENTION. Neither the execution, delivery and performance by the Buyer of this Agreement and the consummation (in accordance with the terms hereof) of the transactions contemplated hereby, nor compliance by the Buyer with any of the provisions hereof will violate, conflict with, or result in (with or without the giving of notice or the lapse of time or both) a default under or a breach or violation of, any provision of (a) the Buyer's certificate of limited partnership or agreement of limited partnership, (b) any mortgage, indenture, lease, contract, deed, agreement or other instrument to which the Buyer is a party or by which it is bound or to which any of its properties or assets is subject, (c) any law, rule or regulation of any governmental body (whether domestic or foreign), or (d) any order, judgment or decree of any court or other governmental body (whether domestic or foreign). Except as otherwise provided in SCHEDULE 5.3 attached hereto, no consent, approval, authorization, order, filing, registration, declaration or qualification of or with any court, governmental body or third person is required to be obtained by or on behalf of the Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  5.4 NO BROKERS. Except for George R. Begley, neither the Buyer nor any Affiliate of the Buyer has retained or been approached by any broker, finder or agent in connection with this Agreement or the transactions contemplated hereby. All of the fees and expenses of George R. Begley due and payable on account of this Agreement and the transactions contemplated hereby shall be borne by the Buyer.

                  5.5 INVESTMENT. The Buyer is purchasing the Purchase Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act or the rules and regulations promulgated thereunder.

                                   ARTICLE VI

                               CLOSING DELIVERIES
                               ------------------

                  6.1 DELIVERIES BY THE SELLER. At the Closing, the Seller shall deliver to the Buyer the following documents:

                  (a) One or more certificates representing the Purchase Shares, duly endorsed (or with duly executed stock powers attached) for transfer to the Buyer with all transfer taxes, if any, paid, and free of any restrictive legends except legends, if any, reflecting the limitations on the transferability of the securities represented thereby which result from the fact that such securities have not been registered under the Securities Act;

                   (b) A receipt for payment of the Purchase Price duly executed by the Seller;

                   (c) A certified copy of the resolutions of a Director of the Seller authorizing the execution, delivery and performance of this Agreement; and

                   (d) An opinion of counsel to the Seller and the Company in a form mutually acceptable to the Buyer and such counsel.

                   6.2 DELIVERIES BY THE BUYER. At the Closing, the Buyer shall deliver to the Seller the Purchase Price in the manner contemplated by Section
1.2 hereof.

                   6.3 DELIVERIES BY THE COMPANY. At the Closing, the Company shall deliver to the Buyer the following documents:

                   (a) Counterpart signature pages to (i) a Registration Rights Agreement by and between the Buyer and the Company in a form to be agreed upon between the Buyer and the Company on or prior to the Closing Date (the "Registration Rights Agreement") and (ii) a Consulting Agreement by and between Kirtland Capital Corporation, an Affiliate of the Buyer ("KCC"), and the Company in a form to be agreed upon between the Buyer and the Company on or prior to the Closing Date (the "Consulting Agreement"), each duly executed by the Company;

                   (b) A certified copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Consulting Agreement; and

                   (c) A certificate, in form and substance satisfactory to Buyer, pursuant to Treas. Reg. Section 1.897-2(g)(1)(i)(A) providing that the Purchase Shares do not constitute equity interests of a United States real property holding corporation.

                                   ARTICLE VII

                              PRE-CLOSING COVENANTS
                              ---------------------

                   Between the date of this Agreement and the Closing Date, the Buyer, the Seller and the Company shall, as applicable, perform the following:

                   7.1 GENERAL. Each of the Buyer, the Seller and the Company shall use their respective reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Article IX hereof).

                   7.2 BUSINESS IN ORDINARY COURSE. The Company shall carry on its operations (and those of its Subsidiaries) substantially in the same manner as heretofore conducted. The Company shall not make or institute any material change in the methods of manufacture, management, accounting or operation of the Company or its Subsidiaries.

                   7.3 CONTRACTS AND COMMITMENTS. The Company shall not (and shall not permit any of its Subsidiaries to) enter into any contract or commitment or engage in any transaction, not in the usual and ordinary course of business and consistent with the past operation of the Company.

                   7.4 SALE OF CAPITAL ASSETS. Except for the sale or other disposition of excess or obsolete equipment in the usual and ordinary course of business consistent with the past operation of the Company and its Subsidiaries, the Company and its Subsidiaries will not sell or otherwise dispose of any capital asset relating to the Company and its Subsidiaries.

                   7.5 NO GENERAL INCREASES. The Company will not (and will cause each of its Subsidiaries not to) grant any general or uniform increase in the rates of pay of employees of the Company or any Subsidiary, nor grant any general or uniform increase in the benefits under any bonus or pension plan or other employee-related contract or commitment. The Company shall not increase the compensation payable or to become payable to any officer or other salaried employee with a base salary in excess of $50,000 per year or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officer or salaried employee.

                   7.6 PRESERVATION OF ORGANIZATION. The Company shall (and shall cause each of its Subsidiaries to) use its reasonable best efforts to preserve the business organization of the Company and each of its Subsidiaries, to keep available the present key officers and employees of the Company and its Subsidiaries and to preserve the present relationships of the Company and its Subsidiaries with its suppliers and customers and others having business relations with the Company and its Subsidiaries.

                   7.7 FULL ACCESS. The Company shall permit representatives of the Buyer to have full access at all reasonable times to all of the facilities, properties, personnel, books and records of the Company and each of its Subsidiaries to permit the Buyer to complete its due diligence examination of the Company and each of its Subsidiaries. Without limiting the generality of the foregoing sentence, (a) the Buyer and its representatives may conduct a Phase I environmental assessment of any of the facilities maintained by the Company or any of its Subsidiaries, and (b) the Company shall provide the Buyer with a copy of its monthly financial statements as promptly as possible following the preparation of such statements, all of which shall be prepared in accordance with GAAP applied on a consistent basis during the periods involved and shall present fairly, in all material respects, in accordance with applicable requirements of GAAP the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated subsidiaries for the periods presented therein.

                   7.8 EXCLUSIVITY. Neither the Seller nor any Affiliate of the Seller shall solicit, initiate, encourage the submission of, provide any information in connection with or negotiate any proposal or offer from any person or entity, or provide any information in connection with or negotiate any unsolicited offer or proposal, relating to any acquisition or purchase of the Purchase Shares or similar transaction or business combination involving the Purchase Shares or the Company. The Seller shall notify the Buyer promptly if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

                   7.9 TAX MATTERS. The Company shall notify the IRS pursuant to Treas. Reg. Section 1.897-2(h)(2) informing the IRS that the Company has provided to the Seller a certificate indicating that the Purchase Shares do not constitute equity interests of a United States real property holding corporation.

                                  ARTICLE VIII

                             POST-CLOSING COVENANTS
                             ----------------------

                   8.1 CONFIDENTIALITY. From and after the Closing Date, the Seller shall retain in confidence, and require its directors, officers, employees, consultants, professional representatives and agents to retain in confidence, all information, financial or otherwise, which it has received relating to the Company's business, assets, financial condition, operations or prospects. The Seller shall deliver promptly to the Company or destroy, at the request and option of the Company, all tangible embodiments (and all copies) of confidential information that is in its possession. Notwithstanding the foregoing provisions of this Section 8.1, the Seller shall not be precluded from disclosing any information specified in this Section 8.1 to the extent required by law.

                   8.2 BOARD OF DIRECTORS. (a) Promptly following the Closing Date, the Company shall (i) increase the size of the Board of Directors of the Company to up to seven persons and

(ii) subject to compliance with Section 14(f) of the Exchange Act, cause up to five persons designated by the Buyer (the "KCP Directors") to be nominated to the Company's Board of Directors. Promptly following the Closing Date and subject to compliance with Section 14(f) of the Exchange Act and any other applicable law, the Company shall take, at the Company's expense, all lawful action necessary to effect the nomination and election of the KCP Directors, including, without limitation, mailing to the Company's stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder (the "Information Statement").

                  (b) None of the information supplied or to be supplied in writing by the Company expressly for inclusion or incorporation by reference in the Information Statement will, at the time the Information Statement is first published, sent or given to the holders of the Shares, and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  8.3 ADDITIONAL ASSISTANCE. From time to time after the Closing Date, the Seller and the Company, at their own expense, shall execute and deliver, or cause to be executed and delivered, such other instruments, conveyances and transfers and take, or cause to be taken, such other actions as the Buyer may reasonably request in order to fully carry out and consummate the transactions included or provided for in this Agreement.

                                   ARTICLE IX

                               CLOSING CONDITIONS
                               ------------------

                  9.1 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate the transactions contemplated hereby shall be subject to satisfaction of each of the following conditions:

                         (a) the representations and warranties set forth in
Articles III and IV hereof shall be true and correct in all material respects at and as of the Closing Date;

                         (b) the Seller and the Company shall have performed and
complied with all of their respective covenants and agreements contained herein in all material respects;

                         (c) there shall not be any action, suit or proceeding
pending or threatened before any court or quasijudicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect materially and adversely, including through the imposition of any divestiture requirement, the right of the Buyer to own the Purchase Shares or to operate the business of the Company as presently operated and as presently proposed to be operated (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                         (d) the Seller and the Company shall have delivered to
the Buyer a certificate to the effect that each of the conditions specified in
Section 9.1(a), (b) and (c) hereof have been satisfied in all respects;

                         (e) all applicable waiting periods (and any extensions
thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated without the objection of any of the relevant federal authorities;

                         (f) the Buyer shall have completed and shall be
satisfied, in its sole and absolute discretion, with the results of its due diligence examination of the Company and each of its Subsidiaries;

                         (g) there shall not have occurred a material adverse
change in the business, operations, properties or assets, liabilities, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole;

                         (h) the Company shall have received notification from
the New Jersey Department of Environmental Protection and Energy satisfactory to the Buyer in its sole discretion that the sale of the Purchase Shares may proceed in compliance with the provisions of the New Jersey Industrial Site Recovery Act without the imposition of any liability against the Company or the Buyer on account of the transactions contemplated hereby;

                         (i) the Company and the Seller shall have obtained the
consents identified on SCHEDULES 3.3 and 4.4 attached hereto;

                         (j) the Seller shall have executed and delivered to the
Buyer the documents identified in Section 6.1; and

                         (k) the Company shall have executed and delivered to
the Buyer the documents identified in Section 6.3. The Buyer may waive any condition specified in this Section 9.1 if it executes a writing so stating at or prior to the Closing Date.

                  9.2 CONDITIONS TO OBLIGATION OF THE SELLER AND THE COMPANY. The obligation of the Seller and the Company to consummate the transactions contemplated hereby shall be subject to satisfaction of the following conditions:

                         (a) the representations and warranties set forth in
Article V shall be true and correct in all material respects at and as of the Closing Date;

                         (b) the Buyer shall have performed and complied with
all of its covenants hereunder in all material respects;

                         (c) there shall not be any action, suit or proceeding
pending or threatened before any court or quasijudicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent the consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                         (d) the Buyer shall have delivered to the Seller a
certificate to the effect that each of the conditions specified in Section 9.2
(a), (b) and (c) hereof have been satisfied in all respects;

                         (e) all applicable waiting periods (and any extensions
thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated without the objection of any of the relevant federal authorities; and

                         (f) the Buyer shall have delivered to the Seller the
Purchase Price.

                  The Seller or the Company may waive any condition specified in this Section 9.2 if either executes a writing so stating at or prior to the Closing.

                                    ARTICLE X

                                   TERMINATION
                                   -----------

                  10.1 TERMINATION OF AGREEMENT. This Agreement may be terminated as follows:

                         (a) by the mutual written consent of the Buyer, the
Seller and the Company at any time prior to the Closing Date;

                         (b) the Buyer may terminate this Agreement by giving
written notice to the Seller and the Company at any time prior to the Closing if the Closing has not occurred on or before December 15, 1996, by reason of the failure of any closing condition contained in Section 9.1 hereof (unless the failure results primarily from the Buyer itself breaching any of its representations, warranties, covenants or agreements contained in this Agreement); provided, however, that the Buyer may not terminate this Agreement under this Section 10.1(b) on account of the failure of the conditions specified in Sections 9.1(e) or (h) until after December 31, 1996;

                         (c) the Seller may terminate this Agreement by giving
written notice to the Buyer any time prior to the Closing if the Closing has not occurred on or before December 15, 1996, by reason of the failure of any closing condition contained in Section 9.2 hereof (unless the failure results primarily from the Seller or the Company breaching any of their respective representations, warranties, covenants or agreements contained in this Agreement); provided, however, that the Seller may not terminate this Agreement under this Section 10.1(c) on account of the failure of the condition specified in Section 9.2(e) until after December 31, 1996;

                         (d) the Buyer may terminate this Agreement if either
the Seller or the Company commits a material breach of any of their respective representations, warranties, covenants or agreements contained herein; or

                         (e) the Seller may terminate this Agreement if the
Buyer commits a material breach of any of its representations, warranties, covenants or agreements contained herein.

                  10.2 EFFECT OF TERMINATION. If the Buyer, the Seller or the Company terminate this Agreement pursuant to Section 10.1, all obligations hereunder shall thereupon terminate without liability of any party hereto to any other party hereto (except for any liability of any party then in breach); provided that the provisions of
(a) Sections 11.2 and 11.3 hereof and (b) that certain Confidentiality Agreement, dated November 29, 1995, by and between the Company and KCC shall survive any such termination and shall remain in full force and effect thereafter.

                                   ARTICLE XI

                                     GENERAL

                  11.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date, except for the representations and warranties contained in Sections 3.4, 3.5,
4.13 and 5.4 hereof, each of which shall survive without limitation as to duration. The Seller shall indemnify the Buyer from and against any and all losses, costs, fees and expenses incurred by the Buyer on account of any breach or violation of the representations and warranties contained in Sections 3.4,
3.5 or 4.13 hereof. The Buyer shall indemnify the Seller and the Company from and against any and all losses, costs, fees and expenses incurred by the Seller or the Company on account of any breach or violation of the representation and warranty contained in Section 5.4 hereof. All of the covenants and agreements contained in this Agreement shall survive the Closing Date without limitation as to duration.

                  11.2 EXPENSES. The Seller, the Company and the Buyer shall each bear their separate expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                  11.3 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. None of the Buyer, the Seller or the Company shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer, the Seller and the Company.

                  11.4 WAIVER. Any failure of any party hereto to comply with any of its obligations, agreements, conditions or covenants herein contained may be waived only with the prior written consent of the party which is entitled to the benefits thereof.

                  11.5 NOTICES. All notices shall be in writing and shall be deemed to have been given three days after the registration if sent by registered mail, postage prepaid, return receipt requested, or upon delivery by a nationally recognized overnight courier service or upon confirmation of receipt if sent by electronic facsimile transmission to the following addresses:

                  If to the Buyer:

                           Kirtland Capital Partners II L.P.
                           2550 SOM Center Road
                           Suite 105
                           Willoughby Hills, Ohio   44094
                           Attention: Raymond A. Lancaster
                           Telecopy No.: (216) 585-9699

                  with a copy to:

                           Jones, Day, Reavis & Pogue
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114
                           Attention: Charles W. Hardin, Jr.
                           Telecopy No.: (216) 579-0212

                  If to the Seller:

                           Rimer Anstalt
                           Am Schragen Weg 2
                           9490 Vaduz, Liechtenstein
                           Liechtenstein
                           Attention:  Hubert Lampert
                           Telecopy No.: 011 41 075 23228 37

                  with a copy to:

                           Baer Marks & Upham LLP
                           805 Third Avenue
                           New York, NY 10022-7513
                           Attention: Herbert S. Meeker
                           Telecopy No.: (212) 702-5941

                  If to the Company:

                           PVC Container Corporation
                           401 Industrial Way West
                           Eatontown, New Jersey   07724
                           Attention: Phillip L. Friedman
                           Telecopy No.: (908) 542-7706

                  with a copy to:

                           Baer Marks & Upham LLP
                           805 Third Avenue
                           New York, NY 10022-7513
                           Attention: Herbert S. Meeker
                           Telecopy No.: (212) 702-5941

                  11.6 CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

                  11.7 ENTIRE AGREEMENT AND AMENDMENT. This Agreement embodies the entire understanding of the Buyer, the Seller and the Company, and there are no other agreements or understandings, written or oral, in effect among the Buyer, the Seller and the Company, relating to the subject matter hereof, unless expressly referred to by reference herein. This Agreement may be amended or modified only by an instrument of equal formality signed by the Buyer, the Seller and the Company, or their duly authorized agents.

                  11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio without regard to the conflicts of law principles thereof.

                  11.9 SUBMISSION TO JURISDICTION. Any legal action or proceedings arising out of this Agreement may be brought only in the courts of the State of Ohio, or in the courts of the United States of America sitting in the State of Ohio and each of the Buyer, the Seller and the Company, hereto irrevocably submits to the exclusive jurisdiction of each such court, together with courts having appellate jurisdiction therefrom, and waives all requirements of personal jurisdiction or venue with respect thereto, and any writ, judgment or other notice of legal process shall be sufficiently served on it if delivered pursuant to Section 11.5 hereof.

                  11.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  11.11 BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Buyer, the Seller and the Company and their respective successors and assigns. The rights and obligations of the Buyer, the Seller and the Company hereunder may not be assigned, provided that the Buyer may assign its right (but not its obligation to pay the Purchase Price) to acquire some or all of the Purchase Shares to one or more Affiliates of the Buyer.

                  11.12 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  11.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  IN WITNESS WHEREOF, the Buyer, the Seller and the Company have duly executed this Agreement on the date first above written.

                                      KIRTLAND CAPITAL PARTNERS II L.P.

                                      By: KIRTLAND CAPITAL CORPORATION,
                                          Its General Partner

                                      By: /s/ Raymond A. Lancaster
                                          ---------------------------
                                          Name: Raymond A. Lancaster
                                          Title: President

                                      RIMER ANSTALT

                                      By: /s/ Hubert Lampert
                                          ---------------------------
                                          Name: Hubert Lampert
                                          Title: Director

                                      PVC CONTAINER CORPORATION

                                      By: /s/ Phillip L. Friedman
                                          ---------------------------
                                          Name: Phillip L. Friedman
                                          Title: President

                   Schedule 3.3 of Stock Purchase Agreement by
                 and among Kirtland Capital Partners II, L.P.,
                  PVC Container Corporation and Rimer Anstalt

                                Fleet Bank, N.A.

                         Hart-Scott-Rodino Act Clearance

                New Jersey Department of Environmental Protection
                              and Energy Clearance

                 Schedule 4.1 of Stock Purchase Agreement by and
                   among Kirtland Capital Partners II, L.P.,
                  PVC Container Corporation and Rimer Anstalt

                                    Delaware
                                   New Jersey
                                  Pennsylvania
                                    Illinois
                                 South Carolina

                 Schedule 4.2 of Stock Purchase Agreement by and
                   among Kirtland Capital Partners II, L.P.,
                  PVC Container Corporation and Rimer Anstalt

                                Authorized                      Shares Owned
    Name                        Capital Stock                   by PVC                     Jurisdiction
    ----                        -------------                   -------------              ------------
    Airopak                     1,500 Common                    100**                      Delaware
    Corporation                 Stock, no par

    Novatec                     1,000 Common                    1,000                      Delaware
    Plastics                    Stock, no par
    Chemicals
    Co, Inc.

    Edge Craft                  1,000 Common                    100*                       Delaware
    USA, Inc.                   Stock, $1 par

    PVC Container               1,000 Ordinary                  1000                       U.S.Virgin
    International               Shares, $1 par                                             Islands
    Sales Corp.

     Airopak Corporation is authorized to do business in the States of Pennsylvania and New Jersey.

     Novatec Plastics & Chemicals Co., Inc. is authorized to do business in the State of New Jersey.

     Edge Craft USA, Inc. is authorized to do business in the State of New
Jersey.

 * 100 shares owned by Edge Craft Ltd.
** only shares issued and outstanding

                 Schedule 4.4 of Stock Purchase Agreement by and
                   among Kirtland Capital Partners II, L.P.,
                  PVC Container Corporation and Rimer Anstalt

                                Fleet Bank, N.A.

                         Hart-Scott-Rodino Act Clearance

                New Jersey Department of Environmental Protection
                              and Energy Clearance

               Schedule 4.10(a) of Stock Purchase Agreement by and
                   among Kirtland Capital Partners II, L.P.,
                  PVC Container Corporation and Rimer Anstalt



                                      None

               Schedule 4.10(b) of Stock Purchase Agreement by and
                   among Kirtland Capital Partners II, L.P.,
                  PVC Container Corporation and Rimer Anstalt

                     Delaware
                     New Jersey
                     Pennsylvania
                     Illinois
                     South Carolina

                Schedule 4.11 of Stock Purchase Agreement by and
                   among Kirtland Capital Partners II, L.P.,
                  PVC Container Corporation and Rimer Anstalt

     PVC Pension Plan for Union Employees

     PVC Profit Sharing Savings Plan 401-K

     PVC Employee Stock Option Trust Plan

     PVC Executive Deferred Compensation Plan

     PVC 1996 Incentive Stock Option Plan

                Schedule 4.12 of Stock Purchase Agreement by and
                   among Kirtland Capital Partners II, L.P.,
                  PVC Container Corporation and Rimer Anstalt


                                      None